NOTE SETTLEMENT AGREEMENT

This NOTE SETTLEMENT AGREEMENT (this "Agreement") is entered into as of December 29, 2025 (the "Effective Date") by and between FLORA GROWTH CORP., an Ontario corporation (the "Company"), and DEFI DEVELOPMENT CORP., a Delaware corporation (the "Holder"). Each of the Company and Holder is sometimes individually referred to hereinafter as a "Party" and collectively as the "Parties." Capitalized terms used herein but not otherwise defined shall have the meaning ascribed thereto in the Note (as defined below).

WHEREAS, on October 24, 2025, the Company issued a Convertible Note with an original principal amount of  95,333.3333333333 Solana (the "Note") to the Holder pursuant to a Securities Purchase Agreement dated September 19, 2025, as amended on September 25, 2025 and October 10, 2025 (the "Securities Purchase Agreement"); and

WHEREAS, in full and final settlement of all obligations under the Note (including principal, accrued interest, default interest (if any), fees, costs, and any make-whole premium), and notwithstanding the terms and conditions thereof, the Holder has agreed to accept (i) 96,161.907647528 Solana, (ii) US$1,750,000 in cash and (iii) US$769,695 in common shares of the Company.

NOW THEREFORE, in consideration of the promises set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Settlement Payments. Notwithstanding the terms of the Note, the Company covenants and agrees to make the following payments to the Holder on or before January 6, 2026 (collectively, the "Settlement Payments"): (i) a payment in the amount of 96,161.907647528 Solana, (ii) a payment in the amount of US$1,750,000 in cash and (iii) a payment in the amount of 111,550 common shares of the Company, no par value, with a value of US$6.90 per share (the "Settlement Shares"), representing the closing price of the common shares of the Company on the Nasdaq Capital Market on the date of execution of this Agreement, and such Settlement Shares will be issued in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and/or Rule 506(b) of Regulation D promulgated thereunder.

2. Payment in Full. Upon satisfaction of all of the Company's obligations under this Agreement, including without limitation payment of all Settlement Payments to the Holder, the Company shall be deemed to have paid the entire Principal and Interest of the Note in full and all other obligations, if any, with respect to the Note, the Company shall have no further obligations under the Note, the Note shall be deemed to be satisfied, and each of the Company and the Holder shall mutually release each other from all claims, debts, liabilities, demands, obligations, promises, acts, and causes of action of any kind whatsoever they have or may have against each other that are based upon, relate to, or arise out of the Note or the Securities Purchase Agreement (the "Settlement"). In addition, upon satisfaction of all of the Company's obligations under this Agreement, including without limitation payment of all Settlement Payments, the Securities Purchase Agreement and Note will terminate and shall be deemed to be of no further force or effect, and the Parties shall be released from all agreements, obligations, representations, covenants and commitments therein.

3. Holder Release. In exchange for the benefits provided for in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Holder, on behalf of itself and all of its direct and indirect affiliates, parents, subsidiaries (wholly-owned or not), predecessors, successors and assigns, current and former officers, directors, employees, agents, attorneys, representatives, partners, advisors and shareholders ("Holder Releasors"), agrees to forever unconditionally and irrevocably release and discharge Company, (and all of its direct and indirect affiliates, parents, subsidiaries (wholly-owned or not), predecessors, successors and assigns, current and former officers, directors, employees, agents, attorneys, representatives, partners, advisors and shareholders) from any and all claims, demands, causes of action, complaints, agreements, promises (express or implied), contracts, undertakings, covenants, guarantees, grievances, liabilities, damages, rights, obligations, expenses, debts and demands whatsoever, in law or equity, whether known or unknown, and of whatsoever kind or nature that Holder Releasors ever had or may have had for, upon, or by any reason of any matters in connection with or relating in any way to the Note or any matter whatsoever.

4. Company Release. In exchange for the benefits provided for in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Company, on behalf of itself and all of its direct and indirect affiliates, parents, subsidiaries (wholly-owned or not), predecessors, successors and assigns, current and former officers, directors, employees, agents, attorneys, representatives, partners, advisors and shareholders ("Company Releasors") agrees to forever unconditionally and irrevocably release and discharge Holder, (and all of its direct and indirect affiliates, parents, subsidiaries (wholly-owned or not), predecessors, successors and assigns, current and former officers, directors, employees, agents, attorneys, representatives, partners, advisors and shareholders) from any and all claims, demands, causes of action, complaints, agreements, promises (express or implied), contracts, undertakings, covenants, guarantees, grievances, liabilities, damages, rights, obligations, expenses, debts and demands whatsoever, in law or equity, whether known or unknown, and of whatsoever kind or nature that Company Releasors ever had or may have had for, upon, or by any reason of any matters in connection with or relating in any way to the Note or any matter whatsoever.

5. No Conversions. Provided the Company delivers the Settlement Payments to the Holder in accordance with the terms hereof, from the date hereof until the date on which all Settlement Payments have been paid in full, the Holder agrees that it will not convert all or any portion of the Note. Notwithstanding the foregoing, if the Company fails to make the Settlement Payments as and when required pursuant to Section 1 above, the Holder shall thereafter be free to convert the Note in accordance with its terms. Nothing herein shall be deemed to alter, amend or modify the Note except as expressly provided for herein.

6. Failure to Comply. The Company understands that all obligations, restrictions, and limitations on the Holder hereunder shall terminate immediately upon the occurrence of any breach of this Agreement. To avoid any doubt, the Company's failure to make the Settlement Payments when due in accordance with Section 1 above shall in each case constitute a breach of this Agreement.

7. Representations, Warranties and Agreements of the Company. In order to induce the Holder to enter into this Agreement, the Company, hereby acknowledges, represents, warrants and agrees as follows:

7.1 Authority. The Company has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of the Company hereunder.

7.2 No Defenses. The Company has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against the Holder, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Agreement and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Note or Securities Purchase Agreement. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released.

7.3 No Proceedings. There are no material proceedings or investigations pending or threatened before any court or arbitrator or before or by, any governmental, administrative, or judicial authority or agency, or arbitrator, against the Company.

7.4 No Statutes. There is no statute, regulation, rule, order or judgment and no provision of any mortgage, indenture, contract or other agreement binding on the Company, which would prohibit or cause a default under or in any way prevent the execution, delivery, performance, compliance or observance of any of the terms and conditions of this Agreement and/or any of the other documents executed and delivered in connection with this Agreement.

7.5 Solvent. The Company is solvent as of the date of this Agreement, and none of the terms or provisions of this Agreement shall have the effect of rendering the Company insolvent. The terms and provisions of this Agreement and all other instruments and agreements entered into in connection herewith are being given for full and fair consideration and exchange of value.

7.6 Accurate Representations. All understandings, representations, warranties and recitals contained or expressed in this Agreement are true, accurate, complete, and correct in all material respects; and no such understanding, representation, warranty, or recital fails or omits to state or otherwise disclose any material fact or information necessary to prevent such understanding, representation, warranty, or recital from being misleading.

8. Representations, Warranties and Agreements of the Holder. In order to induce the Company to enter into this Agreement, the Holder, hereby acknowledges, represents, warrants and agrees as follows:

8.1 Authority. The Holder has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of the Holder hereunder.

8.2 Title to Note.  Holder has good, valid, and sole title to the Note, and the full legal right, power and authority to transfer the Note in accordance with this Agreement, and the Note is free and clear of all charges, claims, community property interests, pledges, conditions, equitable interests, liens (statutory or other), options, security interests, mortgages, rights of first refusal, or restrictions of any kind, including any restrictions on transfer, receipt of income or exercise of any other attribute of ownership (collectively, "Encumbrances"). Upon consummation of the transactions contemplated by this Agreement, Company shall own the Note, free and clear of all Encumbrances.

8.3 Advisors. The Holder represents that, in evaluating the merits and risks of entering into this Agreement and accepting the Settlement Payments, the Holder has relied solely upon the advice of the Holder's legal, tax and investment advisors and not in any way upon the Company's legal counsel or any oral or written statement made by, or on behalf of, the Company or its advisors.

8.4 Investor Status. The Holder is either (i) an "accredited investor" within the meaning of Rule 501(a) under Regulation D promulgated pursuant to the 1933 Act (a "U.S. Accredited Investor") or (ii) a "qualified institutional buyer" as defined in Rule 144A(a) under the U.S. Securities Act that is also a U.S. Accredited Investor. The Holder further represents and warrants that (x) it is capable of evaluating the merits and risk of an investment in the Settlement Shares, and (y) that it has not been organized for the purpose of acquiring the Settlement Shares.

8.5 No General Solicitation. The Holder is not acquiring the Settlement Shares as a result of any form of general solicitation or general advertising (within the meaning of Regulation D of the U.S. Securities Act) including an advertisement, article, notice or other communication regarding the Settlement Shares published in any newspaper, magazine or similar media or broadcast over television or radio presented at any seminar.

8.6 Transfer or Resale. The Holder understands that: (i) the Settlement Shares have not been registered under the U.S. Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Holder shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Settlement Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Holder provides the Company with reasonable assurance that the Settlement Shares can be sold, assigned or transferred pursuant to Rule 144 promulgated under the U.S. Securities Act (or a successor rule thereto) (collectively, "Rule 144"); (ii) any sale of the Settlement Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Settlement Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the U.S. Securities Act) may require compliance with some other exemption under the U.S. Securities act or the rules and regulations of the United States Securities and Exchange Commission (the "SEC") promulgated thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Settlement Shares under the U.S. Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

8.7 Legends. The Holder understands that the Settlement Shares will be issued pursuant to an exemption from registration requirements under the U.S. Securities Act and applicable state securities laws and an exemption from the prospectus requirement under Canadian securities laws and the Settlement Shares shall bear any legend as may be required by the "blue sky" laws of any state and a U.S. restrictive legend in substantially the form set forth in Section 5(b) of the Securities Purchase Agreement.

8.8 Accurate Representations. All understandings, representations, warranties and recitals contained or expressed in this Agreement are true, accurate, complete, and correct in all material respects; and no such understanding, representation, warranty, or recital fails or omits to state or otherwise disclose any material fact or information necessary to prevent such understanding, representation, warranty, or recital from being misleading.

9. Registration Rights. The Company shall file a resale registration statement on Form S-3 (or, if Form S-3 is not then available to the Company, such other form as is then available to register the resale of the Settlement Shares (the "Registration Statement"), no later than thirty (30) calendar days following the date of this Agreement (the "Filing Date") and to use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable following its filing,. If the SEC notifies the Company that it will not review the Registration Statement or has no comments thereto, the Company shall cause the Registration Statement to be declared effective no later than five (5) business days after the date on which the Company receives such notification from the SEC. In the event the Company files a Registration Statement on Form S-1, the Company shall use its commercially reasonable efforts to convert the Registration Statement on Form S-1 to a Registration Statement on Form S-3 as soon as practicable after the Company is eligible to use Form S-3. The Company shall maintain a Registration Statement in accordance with the terms hereof, and shall use commercially reasonable efforts to prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep a Registration Statement continuously effective, available for use to permit the Holder to sell the Settlement Shares in compliance with the provisions of the U.S. Securities Act until such time as the Holder no longer beneficially owns any of the Settlement Shares. The Company shall qualify or register such securities under applicable blue sky laws in such jurisdictions as reasonably requested by the Holder; provided, however, that the Company shall not be required to qualify to do business, subject itself to general service of process, or become subject to taxation in any such jurisdiction. The Company shall bear all expenses related to the filing, registration, and effectiveness of the Registration Statement, other than underwriting discounts and commissions applicable to the resale of such securities by the Holder.

10. Miscellaneous.

10.1 Governing Law; Jurisdiction; Jury Trial.

(a) This Agreement, and any claims or proceedings arising out of this Agreement or the subject matter hereof (whether at law or equity, in contract or in tort or otherwise), shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of law principles thereof (or any other jurisdiction) to the extent that such principles would direct a matter to another jurisdiction.

(b) Each of the Parties agrees that: (i) it shall bring any proceeding in connection with, arising out of or otherwise relating to this Agreement, any agreement, certificate, instrument or other document delivered pursuant to this Agreement exclusively in the courts of the State of New York; provided that if subject matter jurisdiction over the proceeding is vested exclusively in the United States federal courts, then such proceeding shall be heard in the United States District Court for the Southern District of New York (the "Chosen Courts"); and (ii) solely in connection with such proceedings, (A) it irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) it waives any objection to the laying of venue in any proceeding in the Chosen Courts, (C) it waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party, (D) mailing of process or other papers in connection with any such proceeding in the manner provided in Section 9(f) of the Securities Purchase Agreement or in such other manner as may be permitted by applicable law shall be valid and sufficient service thereof and (E) it shall not assert as a defense, any matter or claim waived by the foregoing clauses (A) through (D) of this Section 10.1 or that any order, writ, judgment, temporary, preliminary or permanent injunction, decree, ruling, stipulation, determination, or award issued by the Chosen Courts may not be enforced in or by the Chosen Courts.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY BE IN CONNECTION WITH, ARISE OUT OF OR OTHERWISE RELATE TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY, IN CONNECTION WITH, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES (i) THAT NO REPRESENTATIVE OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) IT MAKES THIS WAIVER VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS CONTAINED IN THIS SECTION 10.1.

10.2 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

10.3 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

10.4 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

10.5 No Third Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

10.6 Amendments and Modifications. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Parties.

10.7 Further Assurances. Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

10.8 Remedies. Each of the Parties acknowledges and agrees that the rights of each Party to consummate the Settlement are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed or complied with in accordance with their terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each Party agrees that, in addition to any other available remedies a Party may have in equity or at law, each Party shall be entitled to equitable remedies against another Party for its breach or threatened breach of this Agreement, including to enforce specifically the terms and provisions of this Agreement or to obtain an injunction restraining any such breach or threatened breach of the provisions of this Agreement in the Chosen Courts, in each case, (i) without necessity of posting a bond or other form of security and (ii) without proving the inadequacy of money damages or another any remedy at law. In the event that a Party seeks equitable remedies in any proceeding (including to enforce the provisions of this Agreement or prevent breaches or threatened breaches of this Agreement), no Party shall raise any defense or objection, and each Party hereby waives any and all defenses and objections, to such equitable remedies on grounds that (x) money damages would be adequate or there is another adequate remedy at law or (y) the Party seeking equitable remedies must either post a bond or other form of security and prove the inadequacy of money damages or another any remedy at law.

10.9 Expenses. All costs and expenses incurred in connection with the preparation, negotiation, execution and performance of the Settlement, this Agreement and the transactions contemplated hereby, including all fees and expenses of its professional advisors, shall be paid by the Party incurring such expense.

[Signature Page Follows]

THE PARTIES have executed and delivered this Agreement as of the date first above written.

FLORA GROWTH CORP.

By:	/s/ Dany Vaiman
Name: Dany Vaiman
Title: Chief Financial Officer

DEFI DEVELOPMENT CORP.

By:	/s/ Joseph Onorati
Name: Joseph Onorati
Title: Chief Executive Officer

[Signature Page to Note Settlement Agreement]